Exhibit 99.1
Roblox Expands Board of Directors with the Addition
of Dennis Durkin

San Mateo, Calif. – March 20, 2026 – Roblox Corporation (NYSE: RBLX), a global immersive gaming and creation platform, today announced the expansion of its Board of Directors with the appointment of Dennis Durkin. Durkin will join as an independent director and serve on the Audit and Compliance Committee and the Leadership Development and Compensation Committee. Durkin has nearly thirty years of experience in the technology and video game sectors, most recently serving as Chief Financial Officer and President of Emerging Businesses at Activision Blizzard.

“Our goal is to enable high-fidelity experiences that run seamlessly on any device, anywhere in the world,” said David Baszucki, founder and CEO of Roblox. “Dennis has spent his career navigating the complexities of the global gaming market, and his expertise will be a significant asset as we continue to build out our integrated platform. We are excited to have his leadership on the board as we scale Roblox and expand how people connect through immersive content.”

“I have long admired Roblox’s ability to empower creators and provide a truly integrated platform at incredible scale. The Roblox team has built something very unique that has the potential to go far beyond traditional gaming and I am honored to join the board at such a pivotal time in the Company’s growth journey,” said Dennis Durkin.

Durkin also held a number of positions at Microsoft Corporation, including Corporate Vice President, and Chief Operating & Financial Officer of Microsoft’s Interactive Entertainment Business, which included Xbox, Xbox Live, and the games business. During his time at Microsoft, he also worked in corporate development and strategy, including overseeing pan-European activity. Durkin currently serves on the Board of Directors of webAI, Oura Health, and On Holding AG, where he is the Chair of its Audit Committee.

Durkin holds a B.A. in government from Dartmouth College and an M.B.A. from Harvard University.

About Roblox

Roblox is an immersive gaming and creation platform that offers people millions of ways to be together, inviting its community to explore, create and share endless unique experiences. Our vision is to reimagine the way people come together – in a world that's safe, civil, and optimistic. To achieve this vision, we are building an innovative company that, together with the Roblox community, has the ability to strengthen our social fabric and support economic growth for people around the world. For more about Roblox, please visit corp.roblox.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements by our Chief Executive Officer and new director. These forward-looking statements are made as of the date they were first issued and were based on current plans, expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “continue” and “expand” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including our annual reports on Form 10-K, our quarterly reports on Form 10-Q and other filings and reports we make with the SEC from time to time. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, we undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

CONTACTS
Stefanie Notaney
Roblox Corporate Communications
press@roblox.com

ROBLOX and the Roblox logo are among the registered and unregistered trademarks of Roblox Corporation in the United States and other countries. © 2026 Roblox Corporation. All rights reserved.

Source: Roblox Corporation